Exhibit H(45)

Execution Copy

AMENDMENT TO FATCA SUPPORT SERVICES AGREEMENT

AMENDMENT (this “Amendment”) made as of 28th day of April, 2015 by and between STATE STREET BANK AND TRUST COMPANY (the “FATCA Services Provider”) and MASSMUTUAL SELECT CAYMAN GLOBAL ALLOCATION FUND I, LTD. (the “Fund”, collectively with the FATCA Services Provider, the “Parties”).

WHEREAS, the FATCA Services Provider and the Fund entered into a FATCA Support Services Agreement dated as of the 18th day of February, 2015 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	The Agreement is amended to reflect a new Services Exhibit, hereinafter renamed, Exhibit A FATCA Services, which revised version is attached.

2.	The Parties hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Gunjan Kedia
Name: Gunjan Kedia
Title: Executive Vice President

MASSMUTUAL SELECT CAYMAN GLOBAL ALLOCATION FUND I, LTD.

By: /s/ Michael C. Eldredge
Name: Michael C. Eldredge
Title: Director

Amendment to FATCA Support Services Agreement

EXHIBIT A

FATCA SERVICES

1.)    FATCA Support Services – FFI Registration Assistance

•	The Services Provider will assist the Fund in registering as an FFI with the IRS for the purpose of obtaining a Global Intermediary Identification Number (“GIIN”), using either the electronic process (the “IRS Registration System”) or the paper process (“Form 8957”), as agreed with the Fund. The IRS has stated their preference for electronic registration using the IRS Registration System.

•	The Fund shall confirm to the Services Provider which of their FFIs are to be registered with the IRS. Where electronic registrations are to be submitted, the Fund or the Services Provider will, as agreed, establish an online account on the IRS Registration System (the “Online Account”).

•	The Services Provider will source and collate responses to the IRS Registration System form based upon information and documentation readily available and in its possession and, subject to the agreement of the Services Provider, any additional or updated information provided to the Services Provider by the Fund or its agents at the time of registration (all such information and documentation, collectively, the “Registration Information”) in accordance with the IRS Registration System form (the “IRS Instructions”) and with the agreed FATCA Procedures. It will be agreed that the Services Provider must be designated as a Point of Contact (“PoC”).

•	The Services Provider will use the IRS Registration System to input the Registration Information for the FFI and will check completeness of the relevant questions prior to notifying the Fund that all of the responses have been input.

•	The Fund will review, validate and approve the Registration Information input by the Services Provider, and complete the registration process with the IRS by either (i) completing Part 4 of the online registration process, electronically signing and submitting to the IRS via the “IRS Registration System” or (ii) completing Part 4 on Form “8957” and submitting to the IRS by post, as applicable.

•	The Fund will receive notification of the GIIN direct from the IRS by either (i) an email sent to the email address specified at the time of establishing the Online Account or (ii) an electronically available confirmation from the IRS in respect of registrations completed using Form 8957.

•	The Fund will notify the Services Provider of the GIIN for each FFI registered under this service.

•	The Fund will retain full responsibility for maintaining the information contained within the Online Account and for monitoring any notifications received from the IRS via the Online Account.

2.)    FATCA Support Services – Annual Reporting

•	For each Fund the Services Provider will compile FATCA reports and any additional reporting required in the Fund’s domicile in connection with the FATCA-like intergovernmental agreements signed in 2013 between the United Kingdom and its Crown Dependencies and Overseas Territories and applicable guidance (“UK CDOT”), in each case as is required by the IRS or other tax authorities (the “Annual Reporting”) based upon the information derived from the contracted services performed by the Services Provider and stored in its transfer agency Platform.

A-1

•	The Services Provider will provide the Fund, or on the Fund’s behalf will provide to affected Investors in the Fund (subject to the Fund’s approval), information related to the investor specific reporting to be provided by the Fund to relevant tax authorities as part of the Annual Reporting.

•	The Services Provider will provide the Fund with the Annual Reporting at a time or times and in a format as described in the agreed FATCA Procedures.

A-2